UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, NiSource Inc. (the “Company”) appointed Gunnar J. Gode, age 46, as Vice President, Chief Accounting Officer and Controller of the Company, effective August 3, 2020. Prior to Mr. Gode’s appointment, Donald E. Brown, the Company’s Executive Vice President and Chief Financial Officer, assumed the responsibilities of Chief Accounting Officer and Controller of the Company on an interim basis in addition to his existing responsibilities.

Prior to joining the Company, Mr. Gode was employed by Washington Gas Light Company (“Washington Gas”), a regulated natural gas utility, where he served as Vice President and Controller from 2019 to July 2020, Assistant Controller from 2016 to 2019, and Director of Treasury Operations from 2014 to 2016. He joined Washington Gas in 2004 and served in several leadership roles within the finance organization, including the accounting, financial planning and treasury functions. Prior to joining Washington Gas, he was a consultant providing creditor advisory services with FTI Consulting, Inc. He also previously worked as an auditor at Pricewaterhouse Coopers LLP and Grant Thornton LLP, specializing in their technology and regulated utility practices.

In connection with Mr. Gode’s appointment as Vice President, Chief Accounting Officer and Controller, he will be entitled to an annual base salary of $290,000 and a one-time signing bonus payment of $75,000. He will also receive a one-time award of restricted stock units with a grant date fair value of $100,000, which will vest at the end of two years, subject to his continued employment through that date.

Subject to approval by the Compensation Committee of the Board of Directors of the Company, Mr. Gode will also receive a long-term incentive grant in the total amount of $203,000. This grant will be awarded as a combination of service-based restricted stock units (20%) and performance-based shares (80%), each vesting during the first quarter of 2023, unless otherwise determined by the Compensation Committee. Vesting of the performance-based shares is contingent on satisfaction of pre-determined performance criteria and individual performance.

Mr. Gode will be eligible for annual equity awards and long-term incentive compensation under the Company’s Amended and Restated 2020 Omnibus Plan. He will also be eligible to participate in the Company’s 2020 Annual Cash Incentive Plan (prorated based on actual earnings for 2020) and in the NiSource Executive Severance Policy. In connection with his appointment, Mr. Gode received a customary relocation allowance.

Mr. Gode has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Gode and any other persons pursuant to which he was selected as an officer of the Company, and there are no transactions in which Mr. Gode has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

July 20, 2020	By:	/s/ Anne-Marie W. D’Angelo
Anne-Marie W. D’Angelo
Senior Vice President, General Counsel and Corporate Secretary